Exhibit 10.1

LOCK - UP ADDENDUM 1 February 20, 2025 Cyclacel Phannaceuticals Inc . 200 Connell Drive, Suite 1500 Berkeley Heights, NJ 07922 RE: Lock - up of Common Stock of Cyclacel Pharmaceuticals Inc. Dear Sirs : The undersigned has ent e red int o a Securities Purchase Agreement with Cyclacel Pharmaceuticals Inc . (the "Compan y" ) dated February 4 , 2025 (the "Lazar Pur c hase Agreement " ) , which provides for, among other things , the issuance and sale in a private placement (the " Private Placement " ) of up to $ 8 , 000 , 000 (the " Aggregate Purchase Price " ) of shares of common stock , par value $ 0 . 001 per share (the "Common Stock " ) of the Company (the " Shares"), with respect to which, the Company shall have the right , but not the obligation, to direct the undersigned , by delivering written notice thereof from time to time and until September 30 , 2026 , to purchase up to the Aggregate Purchase Price of Shares at a purchase price equal to the greater of (i) the consolidated closing bid price immediately prior to the entry of this Agreement and (ii) the consolidated closing bid price on the business day immediately preceding the applicable purchase date , and unless otherwise agreed by the Company and the undersigned , the Company ' s right to cause the undersigned to purchase the Shares pursuant to the Lazar Purchase Agreement must be exercised in either $ 1 , 000 , 000 or $ 2 , 000 , 000 increments . The undersigned agrees with the Company that : I. The definition of " Purchase Price " in Section 1 . 1 of the Lazar Purcha s e Agreement is hereby revised to mean , with respect to each Securities Purchase made pursuant to Section 2 . 1 of the Lazar Purchase Agreement , the greater of (i) the consolidated closing bid price immediately prior to the entry of the Lazar Purcha s e Agreement and (ii) the consolidated closing bid price on the Trading Day immediately preceding the applicable Purchase Date if such purchase occurs on a Trading Day prior to close of market or the consolidated closing bid on the Trading Day of purchase date if it occurs following close of the market on a Trading Day until the market opens on the next Trading Day . 2. Prior to six month s from the date any Share s are issued pursuant to the Lazar Purchase Agreement , the undersigned will not and will not announce any intention to , (A) offer , pledge , sell , contract to sell , sell or grant any option , right , warrant or contract to purchase , purchase any option or contract to s e ll , hyp o thecate or create any encumbrance , lend or otherwise transfer or dispose of (each a " Transfer ") , directl y or indirectly , any Shares or (8) enter into any s wap or any other agreement or any transaction that transfers , in whole or in part, directly or indirectly , the e conomic consequence of ownership of the Shares , whether any such swap or transaction de s cribed in clauses (A) or (8) above is to be settled by delivery of Common Stock or such other securities , in cash or otherwise .

3. 2 Prior to six months from the date any Shares are issued pursuant to the Lazar Purchase Agreement, the und ersig ned will not deposit any Shares in any depositary receipt facilities . The undersigned covenants that he shall comply with the Company ' s Insider Trading Policy and shall not effect any trades in the Company's securities while in possession of Material Non - Public Information . 4. 5. The undersigned understands t hat the Company is relying upon this Addendum to the Lazar Purchase Agreement in issuing the Shares specified in the Lazar Purchase Agreement . 6. The undersigned further understands that this Lazar Purchase Agreement is irrevocable and shall be binding upon his heirs , legal representatives , successors and assigns . 7. The undersigned agrees and consents to the entry of stop - transfer instructions with the Company's transfer agent against the transfer of the Shares received by the undersigned pursuant to the Lazar Purchase Agreement except in compliance with the foregoing restrictions . This Addendum to the Lazar Purchase Agreement and any non - con tractua l obligations arising out of this letter shall be governed by , and subject to , the terms and conditions set forth under Article 5 of the Lazar Purchase Agreement . Very truly yours, .) 1020 - r David Lazar